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                    MINUTES OF ACTION OF BOARD OF DIRECTORS
                                      OF
                        PM GROUP LIFE INSURANCE COMPANY

                      TAKEN BY UNANIMOUS WRITTEN CONSENT
                               WITHOUT A MEETING


     The undersigned, and each of them, constituting all of the directors of PM Group Life Insurance Company, an Arizona corporation, acting by unanimous written consent without a meeting pursuant to Section 10-044 of the Arizona Revised Statutes and Article III, Section 12 of the bylaws of this corporation, take the following actions:

     Authority to Establish Fixed or Variable Dollar Separate Accounts, or Both,
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and to Issue Variable Life Insurance Policies and Variable Annuity Contracts.
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The following resolution is adopted:

     RESOLVED, that the Board of Directors of this corporation hereby authorizes this corporation to obtain approval from the appropriate regulatory authorities of an amendment to its Certificate of Authority to issue variable life insurance policies and variable annuity contracts and any derivative thereof being herein collectively referred to as "Variable Contracts"; and

     RESOLVED FURTHER, that the Board of Directors of this corporation hereby authorizes and directs the establishment of Separate Accounts ("Separate Accounts") to which the amounts received by this corporation in connection with the sale of Variable Contracts or contracts payable in fixed dollar amounts, or both, may be allocated; and

     RESOLVED FURTHER, that within the Separate Accounts payable in variable dollar amounts there may be a number of variable accounts with different investment policies and objectives into which a policyowner may direct their interests in the Separate Accounts; and

     RESOLVED FURTHER, that the Separate Accounts are to be established and maintained in accordance with the provisions of Section 20-651 of the Arizona Insurance Code and the regulations promulgated under that Section; and

     RESOLVED FURTHER, that any officer of this corporation is authorized and directed to take whatever action may be necessary or advisable to obtain the appropriate regulatory authority to amend the Certificate of Authority to issue Variable Contracts and to establish and maintain fixed or variable Separate Accounts, or both, and to register, file or qualify the Variable Contracts for sale, including, but not limited to, determining the states or other jurisdictions in which action shall be taken to qualify, file, or register the Variable Contracts for sale, performing any and all acts as such officer deems necessary or advisable to comply with the applicable laws of any such state or jurisdiction including making any required filings with the Arizona Insurance Department or any other regulatory authority in Arizona or any other regulatory authority in any state or jurisdiction having jurisdiction over the insurance activities of this corporation or over
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     the Variable Contracts; performing any and all acts as such officer deems necessary or advisable to comply with the applicable laws of the United States including, but not limited to, preparing and filing registration statements with the Securities and Exchange Commission to register any Variable Contracts or interests therein under the Securities Act of 1933 and the Investment Company Act of 1940 and to register any Separate Account, the benefits of which are payable in variable dollar amounts, or interests therein under the Investment Company Act of 1940, and to file any exemptive application if necessary or advisable under the Investment Company Act of 1940 and to make such other filings or seek any interpretations that are necessary or advisable from the Securities and Exchange Commission or any other agency of the United States Government; or making any filings, seek any interpretations, or make other submissions that such officer deems necessary or advisable with other regulatory authorities having jurisdiction over the offer and sale of the Variable Contracts and to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, powers of attorneys, and appointments of agents for service of process, and the paying of all necessary fees and expenses as in such officer's judgment may be necessary or advisable.

     RESOLVED FURTHER, that actions taken by officers of this corporation prior to the adoption of these resolutions, which are within the authority conferred hereby had these resolutions predated such action, are hereby ratified, confirmed and approved.

Dated:  July 1, 1998
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/s/ DAVID R. CARMICHAEL                  /s/ WILLIAM L. FERRIS
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David R. Carmichael                      William L. Ferris

/s/ AUDREY L. MILFS                      /s/ GLENN S. SCHAFER
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Audrey L. Milfs                          Glenn S. Schafer

/s/ TC SUTTON
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Thomas C. Sutton